NEWSRELEASE
FOR IMMEDIATE RELEASE
June 4, 2009

Contacts:
Analysts Jay Gould Jim Graham	(614) 480-4060 (614) 480-3878	Media Jeri Grier Maureen Brown	(614) 480-5413 (614) 480-5512

HUNTINGTON BANCSHARES PRICES
$324 MILLION COMMON EQUITY CAPITAL RAISE

COLUMBUS, Ohio – Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) today announced that it priced an offering of 90.0 million shares of its common stock at a price to the public of $3.60 per share, or $324.0 million in aggregate gross proceeds. Underwriters will have a 30-day option to purchase up to an additional 13.5 million shares of common stock from Huntington.

Goldman Sachs & Co. led the transaction with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P. as co-managers.

“We are very pleased with the pricing of this offering and look forward to the successful completion of this capital raise next week,” said Stephen D. Steinour, chairman, president, and chief executive officer. “The higher than targeted level reflects well on the increasing investor confidence we sense in the marketplace regarding Huntington’s future prospects. The depth of interest reflected both existing shareholders wanting to increase their ownership, as well as indications of interest by a number of high quality long-term oriented investors.”

Other Information

Huntington has an existing shelf registration statement (including a base prospectus) on file with the Securities and Exchange Commission and has filed a preliminary prospectus supplement related to the common equity issuance described above. Prospective investors should read the registration statement (including the base prospectus), the preliminary prospectus supplement, the final prospectus supplement (when available) and other documents Huntington has filed with the SEC for more complete information about Huntington and the offering before investing. Investors may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Huntington, any underwriter or any dealer participating in the offering will arrange to send investors the prospectus if requested by contacting Goldman, Sachs & Co., Attention: Prospectus Department, 85 Broad Street, New York, NY 10004, telephone: 866-471-2526, fax: 212-902-9316, email: Prospectus-ny@ny.email.gs.com; Merrill Lynch & Co., Attention Prospectus Department, 4 World Financial Center, New York, NY 10080, telephone: 212-499-1000, or Sandler O’Neill + Partners, L.P., Attention: Syndication Department, 919 Third Avenue, New York, NY 10022, telephone: 212-466-7800.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities, and there shall be no sale or purchase of securities of the company in any state or jurisdiction in which such an offer, solicitation, sale or purchase would be unlawful. Unless an exemption from the securities laws is available, any offering of securities may be made only by means of an effective registration statement (including related base prospectus) and prospectus supplement.

Forward-looking Statement

This press release contains certain forward-looking statements, including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: (1) deterioration in the loan portfolio could be worse than expected due to a number of factors such as the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in economic conditions; (3) movements in interest rates; (4) competitive pressures on product pricing and services; (5) success and timing of other business strategies; (6) the nature, extent, and timing of governmental actions and reforms, including existing and potential future restrictions and limitations imposed in connection with the Troubled Asset Relief Program’s voluntary Capital Purchase Plan or otherwise under the Emergency Economic Stabilization Act of 2008; (7) extended disruption of vital infrastructure; and (8) the pricing and total shares sold under the common stock offering and the relative success of the tender offer for trust preferred securities. Additional factors that could cause results to differ materially from those described above can be found in Huntington’s 2008 Annual Report on Form 10-K, and documents subsequently filed by Huntington with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.

About Huntington

Huntington Bancshares Incorporated is a $52 billion regional bank holding company headquartered in Columbus, Ohio. Huntington has more than 143 years of serving the financial needs of its customers. Through our subsidiaries, including our banking subsidiary, The Huntington National Bank, we provide full-service commercial and consumer banking services, mortgage banking services, equipment leasing, investment management, trust services, brokerage services, customized insurance service program, and other financial products and services. Our over 600 banking offices are located in Indiana, Kentucky, Michigan, Ohio, Pennsylvania, and West Virginia. Huntington also offers retail and commercial financial services online at huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of almost 1,400 ATMs. The Auto Finance and Dealer Services group offers automobile loans to consumers and commercial loans to automobile dealers within our six-state banking franchise area. Selected financial service activities are also conducted in other states including: Private Financial Group offices in Florida and Mortgage Banking offices in Maryland and New Jersey. International banking services are available through the headquarters office in Columbus and a limited purpose office located in both the Cayman Islands and Hong Kong.

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